Exhibit 10(n)-2

First Amendment
To
LG&E Energy LLC Nonqualified Savings Plan

WHEREAS, E.ON U.S. LLC (formerly LG&E Energy LLC) (the “Sponsor”) previously adopted and maintains the LG&E Energy LLC Nonqualified Savings Plan (the “Plan”); and

WHEREAS, Section 11.4 of the Plan provides that the Board of Directors of the Sponsor of the Plan may amend the Plan; and

WHEREAS, the Board of Directors desires to amend the Plan effective as of January 1, 2006.

NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2006 as follows:

RESOLVED, that the Board of Directors of the Company hereby authorizes the amendment of the Nonqualified Savings Plan as set forth herein.

1.               Section 1.1 shall be deleted and replaced in its entirety to read as follows, effective January 1, 2006:

“Section 1.1 - Title

This Plan shall be known as the E.ON U.S. LLC Nonqualified Savings Plan.”

2.               Section 2.5 shall be deleted and replaced in its entirety to read as follows, effective January 1, 2006:

“Section 2.5 — Company

“Company” means E.ON U.S. LLC, and any subsidiary or affiliated companies authorized by the Committee to participate in this Plan.”

3.               Section 2.14 shall be deleted and replaced in its entirety to read as follows, effective January 1, 2006:

“Section 2.14 — Qualified Plan

“Qualified Plan” shall mean the E.ON U.S. LLC Savings Plan, as amended from time to time.”

4.               Section 4.2 shall be deleted and replaced in its entirety to read as follows, effective January 1, 2006:

“Section 4.2 — Company Matching Contribution to Basic Deferral

With respect to amounts deferred under Section 4.1, the Company shall add an amount equal to the matching percentage provided for in the Qualified Plan of the amount deferred under 4.1, provided that the Participant is not eligible for matching contributions in the Qualified Plan at the time the deferred compensation would have otherwise been paid to the Participant.”

5.               Section 4.3 shall be deleted and replaced in its entirety to read as follows, effective January 1, 2006:

“Section 4.3 — Additional Deferrals

Each Participant making the maximum deferral under Section 4.1 may also defer up to an additional sixty-nine percent (69%) of his Compensation.”

IN WITNESS WHEREOF, and as evidence of the adoption of this amendment by the Chairperson of the Benefits Committee, executed this 16th day of March, 2007, but effective as of the dates indicated above.

E.ON U.S. LLC

/s/ Paula H. Pottinger